AVESIS INCORPORATED

  Offer To Exchange Class A, Nonvoting Cumulative Convertible Preferred Stock,
                                    Series 2


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THE OFFER AND WITHDRAWAL  RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY
27, 1998, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

         Enclosed for your consideration are the Offer to Exchange, dated April 23, 1998, and the related Letter of Transmittal (which together, including any supplements or amendments, constitute the "Exchange Offer") in connection with the Exchange Offer by Avesis Incorporated, a Delaware corporation (the "Company") to exchange all shares (or such lesser numbered shares as are properly tendered) of its Class A, Nonvoting Cumulative Convertible Preferred Stock, Series 2, par value $.01 per share ("Series 2 Shares") for its Class A, Senior Nonvoting Cumulative Convertible Preferred Stock, Series A, par value $.01 ("Series A Shares"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         We are the owner of record of Series 2 Shares held for your account. As such, we are the only ones who can tender such Series 2 Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE ENCLOSED LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SERIES 2 SHARES WE HOLD FOR YOUR ACCOUNT.

         Please instruct us as to whether you wish us to tender any or all of the Series 2 Shares we hold for your account on the terms and subject to the conditions of the Exchange Offer.

         We call your attention to the following:

         1. You may tender Series 2 Shares as indicated in the attached Instruction Form.

         2. The Exchange Offer is not conditioned upon any minimum number of Series 2 Shares being tendered.

         3. The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time on May 27, 1998, unless the Company extends the Exchange Offer.

         4.       The Exchange Offer is for all Series 2 Shares.

         5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the exchange of Series 2 Shares for Series A Shares pursuant to the Exchange Offer. A tendering shareholder who holds securities with such shareholder's broker may be required by such broker to pay a service charge or other fee and the Company will not pay such fee.

         If you wish to have us exchange any or all of your Series 2 Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to exchange your Series 2 Shares, we will tender all such Series 2 Shares unless you specify otherwise on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 27, 1998, UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

         The Exchange Offer is being made to all holders of Series 2 Shares in the states of Arizona, California, Colorado, Connecticut, Florida, Maryland, New Jersey, New York and Tennessee. These are all the states where a holder of Series 2 Shares is known by the Company to reside. The Company is not aware of any state where a shareholder resides and the making of the Exchange Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Exchange Offer or a shareholder residing in a state other than listed above, the Company will make a good faith effort to comply with such statute and regulations. If, after such good faith effort, the Company cannot comply with such statute, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Series 2 Shares in such state.

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  Number of Series 2 Shares to be tendered pursuant to this Instruction Form:

                           __________ Series 2 Shares
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         THE METHOD OF  DELIVERY  OF THIS  DOCUMENT IS AT THE OPTION AND RISK OF
THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.


         THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE EXCHANGE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATIONS TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SERIES 2 SHARES.

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  Signature(s):___________________________           Address:________________________________

  ________________________________________           ________________________________________
                                                           (City, State and Zip Code)
  Name(s):________________________________

  ________________________________________           Area Code and Telephone Number:
              (Please Print)
                                                     ________________________________________
  ________________________________________
        (Taxpayer Identification or                  Date:___________________________, 1998
          Social Security Number)
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